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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference of our report dated March 5, 1998, except for the discontinued operations reclassifications in the Consolidated Statements of Operations and Note C, which are as of March 14, 2000 relating to the financial statements of World Access, Inc. for the year ended December 31, 1997, which appears in World Access, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, and which report has been incorporated by reference in each of the following:

1. Registration Statement on Form S-8 (Registration Statement No. 333-66723) of World Access, Inc.;

2. Registration Statement on Form S-8 (Registration No. 333-66731) of World Access, Inc.;

3. Registration Statement on Form S-8 (Registration No. 333-68125) of World Access, Inc.;

4. Registration Statement on Form S-8 (Registration No. 333-68619) of World Access, Inc.;

5. Registration Statement on Form S-8 (Registration No. 333-68623) of World Access, Inc.;

6. Registration Statement on Form S-8 (Registration No. 333-68625) of World Access, Inc.;

7. Registration Statement on Form S-3 (Registration No. 333-79097) of World Access, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
March 29, 2000